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                                  EXHIBIT 23(b)
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                        CONSENT OF KPMG PEAT MARWICK LLP



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                              ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders
State Auto Financial Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 for the State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan of our report dated March 1, 1994 relating to the consolidated statements of earnings, stockholders' equity, and cash flows of State Auto Financial Corporation for the year ended December 31, 1993, and the related schedules, which report appears in the December 31, 1995 annual report on Form 10-K of State Auto Financial Corporation. Our report refers to changes in the method of valuing investments, the method of accounting for income taxes, and the method of accounting and reporting amounts related to reinsurance contracts.

                                        /S/ KPMG PEAT MARWICK LLP

June 10, 1996